As filed with the Securities and Exchange Commission on May 9, 2008
File No. 1-34005

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Lender Processing Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1547801 (I.R.S. Employer Identification No.)

601 Riverside Avenue, Jacksonville, Florida (Address of Principal Executive Offices)	32204 (Zip Code)

Registrant’s telephone number, including area code
(904) 854-5100

Copies to:

Francis K. Chan Executive Vice President and Chief Financial Officer 601 Riverside Avenue Jacksonville, Florida 32204 (904) 854-5100	Robert S. Rachofsky Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019 (212) 259-8088

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, par value $0.0001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This Amendment No. 1 to the registration statement on Form 10 (the “Form 10”) incorporates by reference information contained in the information statement filed as Exhibit 99.1 hereto (the “information statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the information statement.

Item
No.	Item Caption	Location in Information Statement

1.	Business	See “Summary,” “Risk Factors,” “Forward-Looking Statements,” “The Spin-Off,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.”
1A.	Risk Factors	See “Risk Factors.”
2.	Financial Information	See “Summary,” “Selected Financial Information,” “Pro Forma Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
3.	Properties	See “Business — Properties and Facilities.”
4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management.”
5.	Directors and Executive Officers	See “Management.”
6.	Executive Compensation	See “Management.”
7.	Certain Relationships and Related Transactions	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management” and “Certain Relationships and Related Party Transactions.”
8.	Legal Proceedings	See “Business — Legal Proceedings.”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “Summary,” “The Spin-Off,” “Capitalization,” “Dividend Policy” and “Description of Capital Stock.”
10.	Recent Sales of Unregistered Securities	Not applicable.
11.	Description of Registrant’s Securities to be Registered	See “The Spin-Off,” “Dividend Policy” and “Description of Capital Stock.”
12.	Indemnification of Directors and Officers	See “Indemnification of Directors and Officers.”
13.	Financial Statements and Supplementary Data	See “Pro Forma Financial Information” and “Index to Financial Statements” and the statements referenced thereon.
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The following financial statements are included in the information statement as filed as part of this information statement:

Combined Balance Sheets as of December 31, 2007 and 2006	F-3
Combined Statements of Earnings for the years ended December 31, 2007, 2006 and 2005	F-4
Combined Statements of Parent’s Equity for the years ended December 31, 2007, 2006 and 2005	F-5
Combined Statements of Cash Flows for the years ended December 31, 2007, 2006 and 2005	F-6
Notes to the Combined Financial Statements for the years ended December 31, 2007, 2006 and 2005	F-7
Unaudited Combined Balance Sheets as of March 31, 2008 and December 31, 2007	F-28
Unaudited Combined Statements of Earnings for the three months ended March 31, 2008 and 2007	F-29
Unaudited Combined Statements of Cash Flows for the three months ended March 31, 2008 and 2007	F-30
Notes to the Unaudited Combined Financial Statements for the three months ended March 31, 2008 and 2007	F-31
EXHIBIT 99.1

(b)	Exhibits

The following exhibits are filed herewith unless otherwise indicated:

Exhibit
Number	Description

2.1	Form of Contribution and Distribution Agreement between Lender Processing Services, Inc. and Fidelity National Information Services, Inc.(1)
3.1	Form of Amended and Restated Certificate of Incorporation of Lender Processing Services, Inc.(1)
3.2	Form of Amended and Restated Bylaws of Lender Processing Services, Inc.(1)
10.1	Form of Tax Disaffiliation Agreement between Lender Processing Services, Inc. and Fidelity National Information Services, Inc.(1)
10.2	Form of Employee Matters Agreement(1)
10.3	Form of Corporate and Transition Services Agreement between Lender Processing Services, Inc. and Fidelity National Information Services, Inc.(1)
10.4	Form of Corporate and Transition Services Agreement between Lender Processing Services, Inc. and Fidelity National Financial, Inc.(1)
10.5	Form of Lender Processing Services, Inc. 2008 omnibus incentive plan(1)
99.1	Information Statement

(1)	To be filed by amendment

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LENDER PROCESSING SERVICES, INC.

By: /s/ Francis K. Chan

Name:     Francis K. Chan

Title:	Executive Vice President and Chief
Financial Officer

Date: May 9, 2008

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Form of Contribution and Distribution Agreement between Lender Processing Services, Inc. and Fidelity National Information Services, Inc.(1)
3.1	Form of Amended and Restated Certificate of Incorporation of Lender Processing Services, Inc.(1)
3.2	Form of Amended and Restated Bylaws of Lender Processing Services, Inc.(1)
10.1	Form of Tax Disaffiliation Agreement between Lender Processing Services, Inc. and Fidelity National Information Services, Inc.(1)
10.2	Form of Employee Matters Agreement(1)
10.3	Form of Corporate and Transition Services Agreement between Lender Processing Services, Inc. and Fidelity National Information Services, Inc.(1)
10.4	Form of Corporate and Transition Services Agreement between Lender Processing Services, Inc. and Fidelity National Financial, Inc.(1)
10.5	Form of Lender Processing Services, Inc. 2008 omnibus incentive plan(1)
99.1	Information Statement

(1)	To be filed by amendment